THIS GLOBAL SECURITY (THIS “SECURITY”) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY FOR EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM  (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM, LUXEMBOURG”).  THIS SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

REGISTERED GLOBAL SECURITY

No. [●]	ISIN: [XS0501194756] [XS050119505]
Common Code: [050119475] [050119505]

representing

U.S. Dollar-Denominated 8.28% Discount Bonds due 2033

Original Principal Amount U.S. $[●]

THE REPUBLIC OF ARGENTINA (the “Republic”), for value received, hereby promises to pay to The Bank of New York Depositary (Nominees) Limited or registered assigns, the Adjusted Principal Amount (as defined below) hereof, in twenty semi-annual installments on June 30 and December 31 of each year commencing on June 30, 2024 (each such date, a “Principal Payment Date”).  The amount of each such principal payment shall equal the Adjusted Principal Amount of this Security outstanding as of any such Principal Payment Date, divided by the number of principal installments from and including such Principal Payment Date to and including December 31, 2033.

The Republic further unconditionally promises to pay interest at the rate of 8.28% per annum on the Adjusted Principal Amount of this Security outstanding from time to time, which interest shall accrue from and including the most recent date to which interest has been paid, capitalized or duly provided for, or, if no interest has been paid, capitalized or duly provided for, from and including December 31, 2009 to, but excluding, the date on which payment of said principal sum has been made or duly provided for.

Interest shall be payable in arrears on each June 30 and December 31 of each year (each such date, an “Interest Payment Date”) commencing on June 30, 2010; provided that (i) interest payable in cash for the period from and including December 31, 2009 to but excluding June 30, 2010 shall be payable on [●], 2010 and (ii) interest for the period from and including June 30, 2010 to but excluding December 31, 2010 shall be payable on the second Interest Payment Date; and provided, further, that on each Interest Payment Date occurring on or after the first Interest Payment Date (i.e., June 30, 2010) and on or prior to December 31, 2013, the Republic’s obligation to pay interest shall be discharged upon and to the extent of the automatic increase of the principal amount outstanding of this Security (as so increased and as increased by the Exchange Capitalization Amount (as defined below), the “Adjusted Principal Amount”) by the Capitalization Amount (as defined below), with the balance of the interest due on each such Interest Payment Date payable by the Republic in cash.

As further noted in Paragraph 2(b) of the Terms and Conditions set forth on the reverse hereof (the “Terms”), if any date for payment of the principal of or the interest on this Security is not a Business Day, no payment shall be made until the next following Business Day, and no interest nor other sum shall be payable in respect of such postponed payment.

The “Capitalization Amount” shall mean, in respect of any Interest Payment Date occurring on or after the first Interest Payment Date and on or prior to December 31, 2013, an amount (rounded down to the nearest U.S. $1.00) equal to the amount of interest accrued on any outstanding portion of the Adjusted Principal Amount from and including the next preceding Interest Payment Date (or, in the case of the first Interest Payment Date, from and including December 31, 2009) to but excluding such Interest Payment Date, at the rate of 2.51% per annum.

In addition to the increases in the principal amount of this Security in respect of Capitalization Amounts provided for above, the principal amount of this Security is hereby increased, as of December 31, 2009, by an amount equal to 26.8902% of the original principal amount hereof (the “Exchange Capitalization Amount”).

*           *           *

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Security and by acceptance hereof each Holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Security is governed by (i) the Trust Indenture dated as of June 2, 2005 between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) (as amended by the first supplemental indenture, dated as of April 30, 2010, and as further amended from time to time, the “Indenture”), the terms of which are incorporated herein by reference, and (ii) by the Terms, as supplemented or amended by the Authorization (as defined in the Indenture) of the Republic for this Security, the terms of which are incorporated herein by reference.  This Security shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms.

2

Upon any exchange of all or a portion of this Security for Certificated Securities in accordance with the Indenture, this Security shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been executed by the Trustee, this Security shall not be valid or obligatory for any purpose.

Capitalized terms used but not defined herein shall have the meaning assigned to each such term in the Terms, and, if not defined therein, in the Indenture.

3

IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated:  [●], 2010

THE REPUBLIC OF ARGENTINA

By:	________________________________
Name: Hernán Lorenzino
Title: Secretary of Finance
of the Ministry of Economy and Public Finance of the Republic of Argentina

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the Series designated on the reverse hereof and issued under the Indenture.

THE BANK OF NEW YORK MELLON as Trustee
Dated: [●], 2010	By: ______________________________________ Name: Title:

4

SCHEDULE A

SCHEDULE OF PRINCIPAL INCREASES AND DECREASES

Date	Principal Amount of Certificated Securities	Remaining Principal Amount of this Global Security	Notation Made By
_______	___________________	_______________________________	_______________
_______	___________________	_______________________________	_______________
_______	___________________	_______________________________	_______________
_______	___________________	_______________________________	_______________
_______	___________________	_______________________________	_______________
_______	___________________	_______________________________	_______________
_______	___________________	_______________________________	_______________
_______	___________________	_______________________________	_______________

A-1

REVERSE OF SECURITY

TERMS AND CONDITIONS OF THE SECURITIES

1.           General.  a)  This Security is one of a duly authorized series of debt securities (each, a “Series”) of The Republic of Argentina (the “Republic”), designated as its U.S. Dollar-Denominated 8.28% Discount Bonds due 2033 (each Security of this Series a “Security,” and collectively, the “Securities”), and issued or to be issued in one or more Series (such Series collectively, the “Debt Securities”) pursuant to a Trust Indenture dated as of June 2, 2005, between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”) (as amended by the first supplemental indenture, dated as of April 30, 2010, and as further amended from time to time, the “Indenture”).  [The Securities shall (a) be consolidated and form a single Series with, and shall be fully fungible with, the Republic’s U.S. $798,193,571.00 U.S. Dollar-Denominated 8.28% Discount Bonds due 2033 issued by the Republic in June 2010 and (b) for purposes of voting on Modifications (as defined below) and on acceleration of maturity or remedies upon an Event of Default (as defined below), form a single Series with, but shall not trade fungibly with, the Republic’s U.S. $ 5,656,672.00 U.S. Dollar-Denominated 8.28% Discount Bonds due 2033 (ISIN: XS0501195050) issued by the Republic in September 2010.]5  [The Securities shall, for purposes of voting on Modifications (as defined below) and on acceleration of maturity or remedies upon an Event of Default (as defined below) form a single Series with, but shall not trade fungibly with, the Republic’s U.S.$890,922,604.00 U.S. Dollar-Denominated 8.28% Discount Bonds due 2033 (ISIN: XS0501194756) issued by the Republic in June 2010 and September 2010.]6 The Holders (as defined below) of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture.  A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in the City of New York.  Subject to Paragraph 0, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation, execution and, as applicable, issuance of the Indenture and the Securities and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.  All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the Indenture.  Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the latter shall control for purposes of this Security.

(b)           The Securities are issuable only in fully registered form without coupons and are represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Person or Persons that are designated, pursuant to the Indenture, by the Republic to act as depositary for such Global Securities (the “Depositary”).  Securities issued in certificated form (“Certificated Securities”) will be available only in the limited circumstances set forth in the Indenture.  The Securities, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture.  Any person in whose name a Security shall be registered (each, a “Holder”) may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

__________________________________
5 Bracketed text to be included for global note with ISIN XS0501194756.
6 Bracketed text to be included for global note with ISIN XS0501195050.

(c)           The Securities are issuable in authorized denominations of U.S. $1.00 and integral multiples of U.S. $1.00 in excess thereof.

(d)           As used herein, the following terms have the meanings set forth below:

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the City of New York or in the City of Buenos Aires.

2.           Payments and Trustee Paying Agents.  b) Principal of and interest on the Securities will be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.  Payments of principal of and interest on each Security will be made in immediately available funds to the person in whose name such Security is registered at the close of business on the Record Date (as defined below) for the relevant Principal Payment Date and Interest Payment Date, respectively.  The Republic will make payments of principal of and interest on the Securities by (i) providing the Trustee or trustee paying agent (as defined below) the amount of such payment, in immediately available funds, not later than 1:00 P.M. local time at the place of payment, not later than the Business Day prior to each Principal Payment Date or Interest Payment Date, as applicable; and (ii) directing the Trustee to hold these funds in trust for the Trustee and the beneficial owners of the Securities in accordance with their respective interests and to make a wire transfer of such amount to The Bank of New York Depositary (Nominees) Limited, as the registered owner of the Securities, which will receive the funds in trust for distribution to the beneficial owners of the Securities; provided that the Republic may, subject to applicable laws and regulations, make payments of principal of and interest on the Securities by mailing, or directing the Trustee to mail, from funds made available by the Republic for such purpose, a check to the person entitled thereto, on or before the due date for the payment at the address that appears on the security register maintained by the Registrar on the applicable record date.

The record date with respect to any Interest Payment Date or Principal Payment Date will be the Business Day prior to such date (each such day, a “Record Date”).  Notwithstanding anything herein to the contrary, (i) the Republic’s obligation to make payments of principal of and interest on the Securities shall not have been satisfied until such payments are received by the Holders of the Securities, and (ii) Holders shall be entitled to receive the last installment of principal payable by the Republic hereunder only upon surrender of this Security to the Trustee or a trustee paying agent for cancellation thereof.

None of the Republic, the Trustee or any paying agent that shall be appointed by the Trustee at the expense of the Republic (each, a “trustee paying agent”) will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b)           Any payment of principal or interest required to be made on a Principal Payment Date or Interest Payment Date, as applicable, that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Principal Payment Date or Interest Payment Date, and no interest will accrue with respect to any such principal payment for the period from and after such Principal Payment Date.

(c)           Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

(d)           The Trustee shall maintain, at the Republic’s expense, a trustee paying agent in a member state of the European Union that is not obliged to deduct or withhold tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.  The Trustee has initially appointed The Bank of New York Mellon (One Canada Square, London E14 5AL) to serve as its trustee paying agent and transfer agent in London.  Subject to the foregoing, the Republic shall have the right at any time to instruct the Trustee to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate for the purpose of making payments for the exclusive benefit of Holders.  Notwithstanding the foregoing, the trustee paying agent and any trustee paying agent appointed hereunder shall be agents solely of the Trustee, and the Republic shall have no authority over or any direct relationship with the trustee paying agent or any such trustee paying agent.  If the Republic issues Certificated Securities and so long as any of the Securities are outstanding, the Trustee shall appoint, at the expense of the Republic, a trustee paying agent and a transfer agent in a Western European city for payment on and transfers of the Securities (which will be Luxembourg, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require).

(e)           All money paid to the Trustee pursuant to these Terms shall be held by it in trust exclusively for itself and the Holders of the Securities in accordance with their respective interests to be applied by the Trustee to payments due on the Securities or to the Trustee at the time and in the manner provided for in these Terms and in the Indenture, and the Holders of the Securities may, subject to the next sentence, look only to the Trustee for any payment to which the Holders may be entitled.  Any monies deposited with the Trustee for the payment of the principal of or interest (including Additional Amounts) on any Security remaining unclaimed for ten years (in the case of principal) or five years (in the case of interest) or, in either case, any shorter prescription period provided by law after such principal or interest shall have become due and payable shall be repaid to the Republic upon written request without interest, and the Holder of any such Security may thereafter look only to the Republic for any payment to which such Holder may be entitled.

3.           Taxation.  All payments of principal of and interest on this Security by the Republic shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax (together “Taxes”), unless such withholding or deduction is required by law.  In such event, the Republic shall pay to the registered Holders of this Security such additional amounts (“Additional Amounts”) as will result in receipt by such Holders of such amounts of principal, premium and interest as would have been received by them had no such withholding or deduction been required; except that no such Additional Amounts shall be payable with respect to any Security (i) to a Holder (or to a third party on behalf of a Holder) where such Holder is liable for such Taxes in respect of this Security by reason of such Holder having some connection with the Republic other than the mere holding of this Security or the receipt of principal or interest in respect thereof; (ii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (iii) presented for payment by or on behalf of a Holder who would have been able to avoid the withholding or deduction by presenting this Security to another trustee paying agent in a member state of the European Union or (iv) presented for payment more than 30 days after the Relevant Date, as defined herein, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days.

“Relevant Date” in respect of any payment on this Security means the date on which such payment becomes due or (if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date) the date on which notice is duly given to the Holders that such moneys have been so received and are available for payment.  Any reference herein to “principal” and/or “interest” shall be deemed to include any Additional Amounts which may be payable on this Security.

4.           Status and Negative Pledge Covenant.  c)  The Securities will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic.  The Securities will rank pari passu and without any preference among themselves and with each other Series of Debt Securities issued under the Indenture by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic.

(b)           So long as any Security remains Outstanding (as defined in Paragraph 21(f) below), save for the exceptions set forth below, the Republic will not create or permit to subsist any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest (“Lien”) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of the Republic unless, at the same time or prior thereto, the Republic’s obligations under the Securities either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of the Securities (as provided in Paragraph 21).

Notwithstanding the foregoing, the Republic may permit to subsist:

(i)           any Lien upon property to secure Public External Indebtedness of the Republic incurred for the purpose of financing the acquisition of such property and any renewal or extension of any such Lien that is limited to the original property covered thereby and that secures any renewal or extension of the original secured financing;

(ii)           any Lien existing on property at the time of its acquisition to secure Public External Indebtedness of the Republic and any renewal or extension of such Lien that is limited to the original property covered thereby and that secures any renewal or extension of the original secured financing;

(iii)           any Lien created in connection with the transactions contemplated by the Republic of Argentina 1992 Financing Plan dated June 23, 1992 sent to the international banking community with the communication dated June 23, 1992 from the Minister of Economy and Public Works and Services of Argentina (the “1992 Financing Plan”) and the implementing documentation therefor, including any Lien to secure obligations under the collateralized securities issued thereunder (the “1992 Par and Discount Bonds”) and any Lien securing indebtedness outstanding on the date hereof to the extent required to be equally and ratably secured with the 1992 Par and Discount Bonds;

(iv)           any Lien in existence on the date of the Indenture;

(v)           any Lien securing Public External Indebtedness of the Republic issued upon surrender or cancellation of any of the 1992 Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent such Lien is created to secure such Public External Indebtedness on a basis comparable to the 1992 Par and Discount Bonds;

(vi)           any Lien on any of the 1992 Par and Discount Bonds; and

(vii)           any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project; provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues.

For purposes of these Terms:

“External Indebtedness” means obligations (other than the Securities) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that no Domestic Foreign Currency Indebtedness (as defined below) shall constitute External Indebtedness.

“Performing Public External Indebtedness” means Public External Indebtedness issued on or after June 2, 2005.

“Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

“Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into Domestic Indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (k) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (m) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, and (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007; (ii) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (i) above; and (iii) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of the Republic which is (a) offered exclusively within the Republic or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of the Republic.

5.           Default; Acceleration of Maturity.  d)  Each of the following events will constitute an “Event of Default” under the Securities:

(i)           Non-Payment:  the Republic fails to pay any principal of any of the Securities when due and payable and such failure continues for 30 days or fails to pay any interest on any of the Securities when due and payable and such failure continues for a period of 30 days; or

(ii)           Breach of Other Obligations:  the Republic does not perform or comply with any one or more of its other obligations in the Securities or in the Indenture, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee; or

(iii)           Cross Default:  any event or condition shall occur that results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any Performing Public External Indebtedness of the Republic having an aggregate principal amount of U.S. $30,000,000 (or its equivalent in other currencies) or more, or any default in the payment of principal of, or premium or prepayment charge (if any) or interest on, any such Performing Public External Indebtedness having an aggregate principal amount of U.S. $30,000,000 (or its equivalent in other currencies) or more, shall occur when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

(iv)           Moratorium:  a moratorium on the payment of principal of, or interest on, the Performing Public External Indebtedness of the Republic shall be declared by the Republic; or

(v)           Validity: the validity of the Securities shall be contested by the Republic.

(b)           Upon the occurrence and during the continuance of an Event of Default, the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding may by written notice given to the Republic (with a copy to the Trustee) declare the Securities to be immediately due and payable; and upon such declaration the principal amount of the Securities and the accrued interest on the Securities will become immediately due and payable upon the date that such written notice is received at the office of the Trustee, unless prior to such date all Events of Default in respect of the Securities have been cured.  Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (ii) or (v) of Paragraph 5(a), the principal amount of and the accrued interest on the Securities may only be declared immediately due and payable if such event is materially prejudicial to the interests of the Holders of the Securities.  The right to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised.  Holders holding in the aggregate at least 50% in principal amount of the then Outstanding Securities may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all Holders of Securities, if (A) following the declaration of the Securities due and payable immediately, the Republic has deposited with the Trustee an amount sufficient to pay all overdue installments of principal, interest and Additional Amounts in respect of the Securities (with interest on overdue amounts of interest, to the extent permitted by law, and on such principal of each of the Securities at the rate of interest applicable thereto, to the date of such payment) as well as the reasonable fees and compensation of the Trustee; and (B) all other Events of Default have been remedied.  In the event of a declaration of acceleration because of an Event of Default set forth in clause (iii) of Paragraph 5(a), such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to such clause (iii) shall be remedied, cured or waived by the holders of the relevant indebtedness, within 60 days after such event.

(c)           Upon the occurrence of an Event of Default under Paragraph 5(a), the Republic shall give written notice promptly after becoming aware thereof to the Trustee.  Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under Paragraph 5(a), the Republic shall give written notice thereof to the Trustee.

6.           Rights upon Future Offers.  e) Subject to Paragraph 6(b) below, if at any time on or prior to December 31, 2014, the Republic voluntarily makes an offer to purchase or exchange (a “Future Exchange Offer”), or solicits consents to amend (a “Future Amendment Process”), any outstanding securities of the Republic listed in Schedule B hereto (“Non-Performing Securities”), other than any Future Exchange Offer or Future Amendment Process on terms substantially the same as, or less favorable than, the Republic’s April 30, 2010 invitation to holders of certain eligible securities to exchange such eligible securities for certain new securities (the “2010 Exchange Offer”), each Holder of Securities shall have the right, for a period of 30 calendar days following the announcement of any such Future Exchange Offer or Future Amendment Process, to exchange any of such Holder’s Securities for (as applicable):

(i)           the consideration in cash or in kind received by holders of Non-Performing Securities in connection with any such Future Exchange Offer, or

(ii)          debt obligations having terms substantially the same as those resulting from any such Future Amendment Process,

in each case in accordance with the terms and conditions of such Future Exchange Offer or Future Amendment Process.  For purposes of receiving the consideration or debt obligations specified in clauses (i) and (ii) above, each such Holder’s Securities shall be treated as though they were Non-Performing Securities (x) denominated in the same currency as such Securities, and (y) that had a principal amount outstanding as of December 31, 2001, together with any accrued and unpaid interest up to by excluding December 31, 2001, equal to the outstanding principal amount of such Securities (calculated without giving effect to any Capitalization Amounts or Exchange Capitalization Amount) multiplied by 2.96735905.  The Republic covenants and agrees to take all steps necessary, including making any required filings with regulatory authorities, in order to enable Holders to participate in any Future Exchange Offer or Future Amendment Process as provided in this Paragraph 6.

(b)           Each Holder’s right to participate in any Future Exchange Offer or Future Amendment Process as provided in Paragraph 6(a), and the Republic’s obligation to take all actions necessary to enable such participation, shall be conditioned upon such Holder (i) surrendering to the Trustee, for cancellation, a principal amount of the Republic’s U.S. Dollar-Denominated 8.75% Global Bonds due 2017, ISIN XS0501195480 (the “2017 Globals”) equal to the principal amount of 2017 Globals originally issued together with the principal amount of Securities such holder wishes to exchange and (ii) either (A) surrendering to the Trustee, for cancellation, GDP-linked Securities in a notional amount equal to (x) the principal amount of the Securities (calculated without giving effect to any Capitalization Amounts or Exchange Capitalization Amount) such Holder wishes to exchange pursuant to or in connection with such Future Exchange Offer or Future Amendment Process, multiplied by (y) 2.96735905; or (B) paying cash to the Republic in an amount equal to the market price of such GDP-linked Securities calculated on the Market Observation Date (as defined below) that is at least one month before but closest to the announcement of such Future Exchange Offer or Future Amendment Process, as the case may be; provided that, with respect to clause (b)(ii)(B) above, the Holder may pay such cash to the Republic in lieu of surrendering to the Trustee the GDP-linked Securities specified in clause (b)(ii)(A) above, only if an active trading market and published secondary market price quotations exist for GDP-linked Securities.  “Market Observation Date” means, in respect of any GDP-linked Securities, the last day of each month, as of which dates the Trustee shall calculate the market price of such GDP-linked Securities for purposes of this Paragraph 6(b)(ii).  “GDP-Linked Securities” means, for purposes of this Paragraph 6(b), U.S. Dollar-Denominated GDP-Linked Securities governed by New York law issued by the Republic (ISIN US040114GM64 or ISIN XS0501197262).

7.           Purchase of the Securities by the Republic.  The Republic may at any time purchase or acquire any of the Securities in any manner and at any price in the open market, in privately negotiated transactions or otherwise.  Securities that are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Trustee for cancellation, but any Security so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

8.           Replacement, Exchange and Transfer of Securities.  f) If any Security becomes mutilated or is defaced, destroyed, lost or stolen, the Trustee shall authenticate and deliver a new Security, on such terms as the Republic and the Trustee may require, in exchange and substitution for the mutilated or defaced Security or in lieu of and in substitution for the destroyed, lost or stolen Security.  In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Security must furnish to the Republic and the Trustee such indemnity as the Republic and the Trustee may require and evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.  In every case of mutilation or defacement of a Security, the Holder must surrender to the Trustee the Security so mutilated or defaced.  In addition, prior to the issuance of any substitute Security, the Republic may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  If any Security that has matured or is scheduled to mature within 15 days becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Republic may pay or authorize payment of such Security without issuing a substitute Security.

(b)           Upon the terms and subject to the conditions set forth in the Indenture, a Security or Securities may be exchanged for a Security or Securities of equal aggregate principal amount in such same or different authorized denominations as may be requested by the Holder, by surrender of such Security or Securities at the office of the Registrar, or at the office of any transfer agent, together with a written request for the exchange.  Any registration of transfer or exchange shall be effected upon the Republic being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Republic may from time to time agree with the Trustee.

(c)           Upon the terms and subject to the conditions set forth in the Indenture, a Security may be transferred in whole or in part by the Holder or Holders surrendering the Security for registration of transfer at the Corporate Trust Office of the Trustee in the City of New York or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Registrar or any such transfer agent, as the case may be, duly executed by the Holder or Holders thereof or its attorney-in-fact or attorneys-in-fact duly authorized in writing.

(d)           No service charge will be imposed upon the Holder of a Security in connection with exchanges for Securities of a different denomination or for registration of transfers thereof, but the Republic and the Trustee may charge the party requesting any registration of transfer, exchange or registration of Securities a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

9.           Trustee.  For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

10.           Enforcement.  Except as provided in Section 4.9 of the Indenture with respect to the right of any Holder of a Security to enforce the payment of the principal of and interest on its Security on the stated maturity date for such payment expressed in such Security (as the Securities may be amended or modified pursuant to Paragraph 21), no Holder of a Security shall have any right by virtue of or by availing itself of any provision of the Indenture or the Securities to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or the Securities, or for any other remedy hereunder or under the Indenture, unless:

(a)           such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Securities;

(b)           the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture;

(c)           such Holder or Holders shall have provided to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(d)           the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or security shall have failed to institute any such action, suit or proceeding; and

(e)           no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.11 of the Indenture;

it being understood and intended, and being expressly covenanted by every Holder of Securities with every other Holder of Securities and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities.  Subject to the foregoing, for the protection and enforcement of this Paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.  The Republic expressly acknowledges, with respect to the right of any Holder to pursue a remedy under the Indenture or the Securities, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of this Global Security that represents such beneficial owner’s interest in this Security as if Certificated Securities had been issued to such beneficial owner.

11.           Notices.  All notices to the Holders of Securities will be (i) given by first-class prepaid post to the addresses of such Holders as they appear in the Register and (ii) so long as the Securities are listed on the Luxembourg Stock Exchange, published on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) or, if publication is not practicable, the Republic will publish in another manner consistent with the rules of the Luxembourg Stock Exchange.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

All notices to the Trustee with respect to the Securities shall be addressed to 101 Barclay Street – 4E, New York, New York, 10286, Attention:  Global Finance Americas, and notices to the Republic with respect to the Securities shall be addressed to Ministry of Economy and Public Finance, Hipólito Yrigoyen 250, Piso 10, Oficina 1029, 1310 City of Buenos Aires, Argentina, Attention:  Subsecretaria de Financiamiento.  Such notices shall be delivered in person or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing address.  Any such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven (7) business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

All notices delivered to the Trustee hereunder shall be in writing and in English and shall be deemed effective upon actual receipt.

12.           Further Issues of Securities.  g) The Republic may from time to time without the consent of the Holders of the Securities create and issue additional debt securities ranking pari passu with the Securities and having terms and conditions which are the same as those of the Securities, or the same except for the amount of the first payment of interest, which additional debt securities may be consolidated and form a single Series with the outstanding Securities; provided that such additional debt securities (other than additional debt securities issued in connection with Argentina’s 2010 Exchange Offer) do not have, for purposes of U.S. federal income taxation (regardless of whether any Holders of such additional debt securities are subject to U.S. federal tax laws), a greater amount of original issue discount than the Securities have as of the date of the issue of such additional Securities.

(b)           The Republic may from time to time without the consent of the Holders of the Securities create and issue additional debt securities ranking pari passu with the Securities and having terms and conditions which are the same as those of the Securities, or the same except for the amount of the first payment of interest and the securities identification codes thereof, which additional debt securities shall not be treated as fungible for trading purposes or U.S. federal income tax purposes, but may be consolidated and form a single Series with the outstanding Securities for all other purposes, including for purposes of Paragraph 5, Paragraph 21 and Paragraph 22 hereof.

13.           Prescription.  All claims against the Republic for payment of principal of or interest (including Additional Amounts) on or in respect of the Securities shall be prescribed unless made within ten years (in the case of principal) and five years (in the case of interest) from the date on which such payment first became due, or a shorter period if provided by law.

14.           Authentication.  This Security will not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by or on behalf of the Trustee.

15.           Governing Law.  This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

16.           Jurisdiction.  h)  Subject to Paragraph 19, the Republic irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Securities of this Series or the Indenture (a “Related Proceeding”).  The Republic agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

(b)           The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

17.           Consent to Service.  Subject to Paragraph 19, the Republic hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment brought against it in any New York state or federal court sitting in the Borough of Manhattan, the City of New York.  Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Securities have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the terms hereof of the availability of such amounts for payment to the Holders, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the Borough of Manhattan, the City of New York, the Republic will appoint another person in the Borough of Manhattan, the City of New York, selected in its discretion, as such Authorized Agent.  Prior to the date of issuance of any Securities of this Series, the Republic shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee.  The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, the City of New York, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.

Nothing in this Paragraph 17 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

The appointment and acceptance of jurisdiction set out in Paragraphs 16 and 17 above are intended to be effective upon execution of this Security without further act by the Republic before any such court and introduction of a true copy of this Security into evidence shall be conclusive and final evidence of such waiver.

18.           Waiver of Immunity.  i)  Subject to Paragraph 19, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) reserves of the Central Bank of the Republic (Banco Central de la República Argentina), (ii) property in the public domain located in the territory of the Republic that falls within the purview of Sections 2337 and 2340 of the Civil Code of the Republic, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest, (iii) property located in or outside the territory of the Republic that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005), (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions, (vi) property entitled to the immunities of the Immunities Act, including but not limited to property of the Republic not being used by the Republic for a commercial activity in the United States, (vii) property used by a diplomatic, governmental or consular mission of the Republic (viii) property of a military character or under the control of a military authority or defense agency of the Republic or (ix) property forming part of the cultural heritage of the Republic.

(b)           This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the Securities of this Series and the Indenture and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to the Securities of this Series or the Indenture.  Insofar as this waiver relates to the jurisdiction in which an Other Court is located, the Republic extends it solely for the purpose of enabling the Trustee or a Holder of Securities of this Series to enforce or execute a Related Judgment.

19.           Limitation on Actions.  The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Trustee or the other specified persons to the indemnification and contribution as set forth in Section 5.6 of the Indenture.

20.           Effect of Headings.  The paragraph headings herein are for convenience only and shall not affect the construction hereof.

21.           Modifications.  j)  Any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture or these Terms (each, a “Modification”) to the Indenture or the terms and conditions of the Debt Securities of one or more Series (including these Securities) may be made, given, or taken pursuant to (i) a written action of the Holders of the Debt Securities of such affected Series without the need for a meeting, or (ii) by vote of the Holders of the Debt Securities of such affected Series taken at a meeting or meetings of Holders thereof, in each case in accordance with the terms of this Paragraph 21 and the other applicable provisions of the Debt Securities of the affected Series and the Indenture.

(b)           Modifications to the Terms of these Securities, or to the Indenture insofar as it affects these Securities, may be made, and future compliance therewith may be waived, with the consent of the Republic and

(i)           in the case of any Non-Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 22 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66⅔% of the aggregate principal amount of these Securities then Outstanding that are represented at such meeting, or (B) with the written consent of the Holders of not less than 66⅔% of the aggregate principal amount of these Securities then Outstanding, or

(ii)           in the case of any Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 22 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 75% of the aggregate principal amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 75% of the aggregate principal amount of these Securities then Outstanding.

(c)           If the Republic proposes any Modification constituting a Reserved Matter to the Terms of these Securities and to the terms and conditions of at least one other Series of Debt Securities, or to the Indenture insofar as it affects these Securities and at least one other Series of Debt Securities, in either case as part of a single transaction, the Republic may elect to proceed pursuant to this Paragraph 21(c) instead of Paragraph 21(b), provided that the Republic may revoke any such election at any time and proceed pursuant to Paragraph 21(b) instead.  The Republic may do this without recommending the procedure if the Trustee agrees that it would not be materially prejudicial to Holders not to recommend the procedure.  In the event of such an election, any such Reserved Matter Modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

(i)           (A) at any meetings of Holders of Debt Securities of the two or more Series that would be affected by the proposed Modification duly called and held as specified in Paragraph 22 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 85% of the aggregate principal amount of the Debt Securities then Outstanding of all such affected Series (taken in the aggregate), or (B) with the written consent of the Holders of not less than 85% of the aggregate principal amount of the Debt Securities then Outstanding of all such affected Series (taken in the aggregate), and

(ii)           (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 22 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66⅔% of the aggregate principal amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 66⅔% of the aggregate principal amount of these Securities then Outstanding.

If the Debt Securities of any Series that would be affected by any Modification proposed pursuant to this Paragraph 21(c) (including these Securities) are denominated in a currency or currency unit other than U.S. dollars, the principal amount of such Debt Securities for purposes of voting shall be the amount of U.S. dollars that could have been obtained with the principal amount of such Debt Securities on the date on which any proposed modification is submitted to Holders using the noon U.S. dollar buying rate in New York City for cable transfers of such currency or currency unit other than U.S. dollars for such date published by the Federal Reserve Bank of New York.  If at the time a vote is solicited pursuant to this Paragraph 21(c) separate Trustees have been appointed for these Securities and any other Series of Debt Securities affected by that vote, the Trustee acting for the Series (or multiple Series, including for these Securities) having the greatest aggregate principal amount of the Debt Securities then Outstanding affected by that vote will be responsible for administering the voting procedures contemplated by this Paragraph 21(c).

(d)           The Republic and the Trustee may, without the vote or consent of any Holder of the Securities, amend these Securities or the Indenture for the purpose of (A) adding to the covenants of the Republic for the benefit of the Holders of the Securities, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error thereof, (E) making any change which is of a formal, minor or technical nature, or (F) amending the Securities or the Indenture in any manner which the Republic and the Trustee may determine that shall not adversely affect the interests of any Holder of Securities.

(e)           Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or vote for any Modification to the Terms of these Securities or the Indenture as of the effective time of such instrument will be irrevocable and will be conclusive and binding on all subsequent Holders of this Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof.  Any such Modification to the Terms of these Securities or the Indenture will be conclusive and binding on all Holders of these Securities, whether or not they have given such consent or cast such vote, and whether or not notation of such Modification is made upon the Securities.  Notice of any Modification to the Terms of these Securities or the Indenture (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or thereof) shall be given to each Holder of the Securities, as provided in Paragraph 11 above.

Securities authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Trustee and the Republic as to any matter provided for in such Modification.  New Securities modified to conform, in the opinion of the Trustee and the Republic, to any such Modification may be prepared by the Republic, authenticated by the Trustee (or any authenticating agent appointed pursuant to the Indenture) and delivered in exchange for Outstanding Securities.

It shall not be necessary for the vote or consent of the Holders of the Securities to approve the particular form of any proposed Modification, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(f)           For the purposes of these Securities,

“Non-Reserved Matter” means any Modification other than a Modification constituting a Reserved Matter.

“Outstanding” means, in respect of the Securities, the Securities authenticated and delivered pursuant to these Terms and the Indenture except:

(i)           Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee; or

(ii)           Securities that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which the Republic’s obligation to make payments of the principal thereof (and premium, if any) and any interest thereon shall have been satisfied in accordance with the Terms of these Securities; or

(iii)           Securities in lieu of or in substitution for which other Securities of a Series shall have been authenticated and delivered pursuant to these Terms and the Indenture;

provided that in determining whether the Holders of the requisite principal amount of Securities Outstanding have consented to or voted in favor of any Modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant to Paragraph 22, whether sufficient Holders are present for quorum purposes, any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic shall be disregarded and deemed not to be Outstanding.  As used in these Terms, “Public Sector Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

In determining whether the Trustee shall be protected in relying upon any such Modification or other action or instruction, only Securities that the Trustee knows to be so owned or controlled shall be so disregarded; provided that prior to the solicitation of any consent or the taking of any vote in respect of any Modification or other action or instruction hereunder affecting the Securities, the Republic shall deliver to the Trustee one or more Officer’s Certificates specifying any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic.

Securities so owned or controlled that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality.

“Reserved Matter” means any Modification that would:

(i)           change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the Securities;

(ii)           reduce the principal amount of the Securities, the portion of such principal amount which is payable upon acceleration of the maturity of the Securities, the interest rate thereon or the premium payable upon redemption thereof;

(iii)           change the coin or currency in which payment with respect to interest, premium or principal in respect of the Securities is payable;

(iv)           shorten the period during which the Republic is not permitted to redeem the Securities, or permit the Republic to redeem the Securities if, prior to such action, the Republic is not permitted to do so;

(v)           reduce the proportion of the principal amount of the Securities the vote or consent of the Holders of which is necessary to modify, amend or supplement these Terms or the Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Securities;

(vi)           change the obligation of the Republic to pay Additional Amounts with respect to the Securities;

(vii)           change the governing law provision of the Securities;

(viii)           change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, the City of New York, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any Holder based upon the Securities, as set forth in these Terms;

(ix)           in connection with an exchange offer for the Securities, amend any Event of Default;

(x)           change the status of the Securities as set forth in Paragraph 4 of these Terms;

(xi)           authorize the Trustee, on behalf of all Holders of the Securities, to exchange or substitute all the Securities for, or convert all the Securities into, other obligations or securities of the Republic or any other Person; or

(xii)           amend, supplement or waive the obligations of the Republic pursuant to, or the rights of the Holders resulting from, the covenant of the Republic set forth in Paragraph 6 hereof.

22.           Holders’ Meetings.  k)  The Republic may at any time ask for written consents from or call a meeting of Holders of the Securities at any time and from time to time to make, give or take any Modification (as defined in Paragraph 21(a) above) to these Terms as hereinafter provided.  Any such meeting shall be held at such time and at such place as the Republic shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the Holders of the Securities at least 30 days and not more than 60 days prior to the date fixed for the meeting.  In addition, the Trustee may at any time and from time to time call a meeting of Holders of the Securities for any such purpose, to be held at such time and at such place as the Trustee shall determine and as shall be specified in a notice of such meeting that shall be furnished to the Holders of the Securities at least 30 days and no more than 60 days prior to the date fixed for the meeting.  If, upon the occurrence of an Event of Default under Paragraph 5(a) the Holders of at least 10% in aggregate principal amount of the Securities at that time Outstanding shall have requested the Trustee to call a meeting of the Holders of the Securities for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall call such meeting, to be held at such time and at such place as the Trustee shall determine, for such purposes by giving notice thereof.  Such notice shall be given at least 30 days and not more than 60 days prior to the meeting.  Notice of every meeting of Holders of the Securities shall set forth in general terms the action proposed to be taken at such meeting.

To be entitled to vote at any meeting of Holders of the Securities, a person shall be a Holder of Outstanding Securities or a person duly appointed by an instrument in writing as Proxy for such a Holder.  At any meeting of Holders, other than a meeting to discuss a Reserved Matter (as defined in Paragraph 21(f)), the persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.  At any meeting of Holders held to discuss a Reserved Matter, the persons entitled to vote 75% in aggregate principal amount of the Outstanding Securities shall constitute a quorum.  The Trustee may make such reasonable and customary regulations, as it shall deem advisable for any meeting of Holders of Securities with respect to the proof of the holding of the Securities and of the appointment of proxies in respect of Holders of registered Securities, the record date for determining the registered owners of registered Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

SCHEDULE B

NON-PERFORMING SECURITIES

Non-Performing Securities	CUSIP			Common Code			ISIN
		144A	REG S		144A	REG S		144A	REG S
Letras Externas, Argentine peso 11.75% due 2007		040114AS9	P0450KAB9		008239606	007358270		US040114AS98	USP0450KAB90
Letras Externas, Argentine peso 8.75% due 2002		040114AT7	P8055KAP0			007815590		US040114AT71	USP8055KAP05
Letras Externas, Austrian schillings 7% due 2004				007572719			AT0001912331
Letras Externas, euro 8.75% due 2003				008407142			XS0084071421
Letras Externas, euro 10% due 2005				010569478			XS0105694789
Letras Externas, euro EURIBOR + 5.10% due 2004				010522447			XS0105224470
Letras Externas, euro 8.125% due 2004				010920329			XS0109203298
Letras Externas, euro 9% due 2005		040114FZ8	P8055KFQ3		012438079	011130704		US040114FZ86	USP8055KFQ33
Letras Externas, euro 9.25% due 2004				011383351			XS0113833510
Letras Externas, euro 10% due 2007				012452870			XS0124528703
Letras Externas, euro Fixed-rate due 2028		04011MAR1	04011NAR9			008730261		US04011MAR16	US04011NAR98
Strip Coupon, euro Fixed-rate due 2006		04011MAL4	04011NAL2			008730202		US04011MAL46	US04011NAL29
Strip Coupon, euro Fixed-rate due 2011		04011MAM2	04011NAM0			008730229		US04011MAM29	US04011NAM02
Strip Coupon, euro Fixed-rate due 2016		04011MAN0	04011NAN8			008730237		US04011MAN02	US04011NAN84
Strip Coupon, euro Fixed-rate due 2021		04011MAP5	04011NAP3			008730245		US04011MAP59	US04011NAP33
Strip Coupon, euro Fixed-rate due 2026		04011MAQ3	04011NAQ1		010794862	008730253		US04011MAQ33	US04011NAQ16
Letras Externas, euro 8.50% due 2010				008927782			XS0089277825
Letras Externas, euro 10.50% 2000 and 7% 2001-2004 due 2004	P8055KDQ5			009696075			XS0096960751
Letras Externas, euro 7.125% due 2002S				009831487			XS0098314874
Letras Externas, British pounds sterling 10% due 2007	P8055KAJ4			007724373			XS0077243730
Letras Externas, Italian lira 11% due 2003				007053142			XS0070531420
Letras Externas, Italian lira 10% due 2007				007189834			XS0071898349
Letras Externas, Italian lira LIBOR + 1.6% due 2004				007639724			XS0076397248
Letras Externas, Italian lira 10% 1997 - 1999 and 7.625% 1999-2007 due 2007				007850239			XS0078502399
Letras Externas, Italian lira 9.25% 1997-1999 and 7% 1999-2004 due 2004				008080925			XS0080809253
Letras Externas, Italian lira 9% 1997-1999 and 7% 1999-2004 due 2004				008105758			XS0081057589
Letras Externas, Italian lira 10.375% 1998-2000 and 8% 2001-2009 due 2009	P8055KBM6			008483248			XS0084832483
Letras Externas, Italian lira LIBOR + 2.5% due 2005				008859086			XS0088590863
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 38)				006549098			XS0065490988
Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 40)				006612555			XS0066125559

Letras Externas, Japanese yen 7.4% due 2006 (EMTN Series 36)			006491081		XS0064910812
Letras Externas, Japanese yen 6% due 2005			007080816		XS0070808166
Letras Externas, Japanese yen 4.4% due 2004			007624930		XS0076249308
Letras Externas, Japanese yen 3.5% due 2009			010035406		XS0100354066
Letras Externas, U.S. dollar LIBOR+5.75% due 2004	04011MAS9	04011NAS7		009590684		US04011MAS98	US04011NAS71
Letras Externas, U.S. dollar BADLAR +2.98% due 2004 (Series 75)
Strip Interest ½			14224041		XS0142240414
Strip Interest 02/02			14231129		XS0142311298
Strip Interest 03/02			14231137		XS0142311371
Strip Interest 04/02			14231170		XS0142311702
Strip Interest 05/02			14231196		XS0142311967
Strip Interest 06/02			14231218		XS0142312189
Strip Interest 07/02			14231234		XS0142312346
Strip Interest 08/02			14231269		XS0142312692
Strip Interest 09/02			14231277		XS0142312775
Strip Interest 10/02			14231293		XS0142312932
Strip Interest 11/02			14231307		XS0142313070
Strip Interest 12/02			14231323		XS0142313237
Strip Interest 01/03			14231374		XS0142313740
Strip Interest 02/03			14231463		XS0142314631
Strip Interest 03/03			14231536		XS0142315364
Strip Interest 04/03			14231587		XS0142315877
Strip Interest 05/03			14231625		XS0142316255
Strip Interest 06/03			14231641		XS0142316412
Strip Interest 07/03			14231676		XS0142316768
Strip Interest 08/03			14231684		XS0142316842
Strip Interest 09/03			14231714		XS0142317147
Strip Interest 10/03			14231757		XS0142317576
Strip Interest 11/03			14231773		XS0142317733
Strip Interest 12/03			14231781		XS0142317816
Strip Interest ¼			14231811		XS0142318111
Strip Interest 02/04			14231854		XS0142318541
Strip Interest ¾			14231919		XS0142319192
Strip Interest 04/04			14231935		XS0142319358
Strip Interest 05/04			14232010		XS0142320109
Strip Principal 05/11/03			14242414		XS0142424141
Strip Principal 08/11/03			14242619		XS0142426195
Strip Principal 11/11/03			14242678		XS0142426781
Strip Principal 02/11/04			14242759		XS0142427599
Strip Principal 05/11//04			14242813		XS0142428134

Letras Externas, U.S. dollar BADLAR +2.98% due 2004 (Series 75) (Tranch 7)
Strip Interest 01/02 T.7	14224297	XS0142242972
Strip Interest 02/02 T.7	14246541	XS0142465417
Strip Interest 03/02 T.7	14246576	XS0142465763
Strip Interest 04/02 T.7	14246592	XS0142465920
Strip Interest 05/02 T.7	14246614	XS0142466142
Strip Interest 06/02 T.7	14246665	XS0142466654
Strip Interest 07/02 T.7	15078979	XS0150789799
Strip Interest 08/02 T.7	15085312	XS0150853124
Strip Interest 09/02 T.7	15085339	XS0150853397
Strip Interest 10/02 T.7	15085347	XS0150853470
Strip Interest 11/02 T.7	15085355	XS0150853553
Strip Interest 12/02 T.7	15085363	XS0150853637
Strip Interest 01/03 T.7	15740523	XS0157405233
Strip Interest 02/03 T.7	15740647	XS0157406470
Strip Interest 03/03 T.7	15740809	XS0157408096
Strip Interest 04/03 T.7	15740876	XS0157408765
Strip Interest 05/03 T.7	15740906	XS0157409060
Strip Interest 06/03 T.7	15740914	XS0157409144
Strip Interest 07/03 T.7	17014943	XS0170149438
Strip Interest 08/03 T.7	17015036	XS0170150360
Strip Interest 09/03 T.7	17015087	XS0170150873
Strip Interest 10/03 T.7	17015125	XS0170151251
Strip Interest 11/03 T.7	17015290	XS0170152903
Strip Interest 12/03 T.7	17015427	XS0170154271
Strip Interest 01/04 T.7	17969072	XS0179690721
Strip Interest 02/04 T.7	17969153	XS0179691539
Strip Interest 03/04 T.7	17969242	XS0179692420
Strip Interest 04/04 T.7	17969447	XS0179694475
Strip Interest 05/04 T.7	18880571	XS0188805716
Strip Principal 05/11/03 T.7	16933139	XS0169331393
Strip Principal 08/11/03 T.7	16935239	XS0169352399
Strip Principal 11/11/03 T.7	16935379	XS0169353793
Strip Principal 02/11/04 T.7	16935468	XS0169354684
Strip Principal 05/11/04 T.7	16935565	XS0169355657
Letras Externas, U.S. dollar ENCUESTA + 4.95% due 2004 (Series 74)
Strip Interest 01/02	14223908	XS0142239085
Strip Interest 02/02	14227687	XS0142276871
Strip Interest 03/02	14227768	XS0142277689
Strip Interest 04/02	14227946	XS0142279461
Strip Interest 05/02	14228128	XS0142281285

Strip Interest 06/02	14228179	XS0142281798
Strip Interest 07/02	14228225	XS0142282259
Strip Interest 08/02	14228268	XS0142282689
Strip Interest 09/02	14228276	XS0142282762
Strip Interest 10/02	14228349	XS0142283497
Strip Interest 11/02	14228381	XS0142283810
Strip Interest 12/02	14228390	XS0142283901
Strip Interest 01/03	14228420	XS0142284206
Strip Interest 02/03	14228519	XS0142285195
Strip Interest 03/03	14228756	XS0142287563
Strip Interest 04/03	14228772	XS0142287720
Strip Interest 05/03	14228829	XS0142288298
Strip Interest 06/03	14228861	XS0142288611
Strip Interest 07/03	14228918	XS0142289189
Strip Interest 08/03	14229027	XS0142290278
Strip Interest 09/03	14229078	XS0142290781
Strip Interest 10/03	14229159	XS0142291599
Strip Interest 11/03	14229230	XS0142292308
Strip Interest 12/03	14229272	XS0142292720
Strip Interest ¼	14229299	XS0142292993
Strip Interest 02/04	14229418	XS0142294189
Strip Interest ¾	14229485	XS0142294858
Strip Interest 04/04	14229515	XS0142295152
Strip Interest 05/04	14229566	XS0142295665
Strip Principal 05/11/05	14245405	XS0142454056
Strip Principal 08/11/03	14245472	XS0142454726
Strip Principal 11/11/03	14245847	XS0142458479
Strip Principal 02/11/04	14245936	XS0142459360
Strip Principal 05/11/04	14245987	XS0142459873
Letras Externas, U.S. dollar ENCUESTA + 4.95% due 2004 (Series 74) (Tranch 7)
Strip Interest 01/02 T.7	14224203	XS0142242030
Strip Interest 02/02 T.7	14246177	XS0142461770
Strip Interest 03/02 T.7	14246231	XS0142462315
Strip Interest 04/02 T.7	14246274	XS0142462745
Strip Interest 05/02 T.7	14246347	XS0142463479
Strip Interest 06/02 T.7	14246444	XS0142464444
Strip Interest 07/02 T.7	15042583	XS0150425832
Strip Interest 08/02 T.7	15047470	XS0150474707
Strip Interest 09/02 T.7	15047631	XS0150476314
Strip Interest 10/02 T.7	15047828	XS0150478286
Strip Interest 11/02 T.7	15047992	XS0150479920
Strip Interest 12/02 T.7	15048115	XS0150481157

Strip Interest 01/03 T.7		15739762	XS0157397620
Strip Interest 02/03 T.7		15739886	XS0157398867
Strip Interest 03/03 T.7		15739924	XS0157399246
Strip Interest 04/03 T.7		15739932	XS0157399329
Strip Interest 05/03 T.7		15739959	XS0157399592
Strip Interest 06/03 T.7		15739983	XS0157399832
Strip Interest 07/03 T.7		17014781	XS0170147812
Strip Interest 08/03 T.7		17014811	XS0170148117
Strip Interest 09/03 T.7		17014838	XS0170148380
Strip Interest 10/03 T.7		17014846	XS0170148463
Strip Interest 11/03 T.7		17014854	XS0170148547
Strip Interest 12/03 T.7		17014889	XS0170148893
Strip Interest 01/04 T.7		17966546	XS0179665466
Strip Interest 02/04 T.7		17968416	XS0179684161
Strip Interest 03/04 T.7		17968688	XS0179686885
Strip Interest 04/04 T.7		17968734	XS0179687347
Strip Interest 05/04 T.7		18879921	XS0188799216
Strip Principal 05/11/03 T.7		16930601	XS0169306015
Strip Principal 08/11/03 T.7		16932388	XS0169323887
Strip Principal 11/11/03 T.7		16932523	XS0169325239
Strip Principal 02/11/04 T.7		16932639	XS0169326393
Strip Principal 05/11/04 T.7		16932698	XS0169326989
Bonds, German deutsche mark 7% due 2004	P8055KAF2	007425279	DE0001904308
Bonds, German deutsche mark 8% due 2009	P8055KAW5	008115036	DE0001954907
Bonds, German deutsche mark 7.875 % due 2005		008902712	DE0002488509
Bonds, German deutsche mark 14% 1999 - 2000 and 9% 2001-2008 due 2008	P8055KCQ6	009213457	DE0001767101
Bonds, German deutsche mark medium-term 2002 10.5%	P1024ECK6	006115667	DE0001300200
Bonds, German deutsche mark medium-term 2003 10.25%	P1024ECX8	006295690	DE0001308609
Bonds, German deutsche mark 2006 11.25%	P1024EDG4	006505724	DE0001319507
Bonds, German deutsche mark 11.75% due 2011	P1024EDP4	006615490	DE0001325017
Bonds, German deutsche mark 9% due 2003		006937985	DE0001340909
Bonds, German deutsche mark 12% due 2016	P1024EDU3	006937993	DE0001340917
Bonds, German deutsche mark 11.75% due 2026	P1024EDV1	007080239	DE0001348100
Bonds, German deutsche mark 8.5% due 2005	P1024EEB4	007208324	DE0001354751
Bonds, euro 11% 1999-2001 and 8% 2002-2008 due 2008	P8055KBK0	008421285	DE0001974608
Bonds, euro 8% 1999-2002, 8.25% 2002-2006 and 9% 2007-2010 due 2010	P8055KCB9	008819530	DE0002483203
Bonds, euro 9% due 2003		011250858	DE0002466208
Bonds, euro 10% due 2007	P8055KGF6	011674445	DE0005450258
Bonds, euro 9% due 2006	P8055KDM4	009662979	DE0002998952

Bonds, euro 10% due 2004	P8055KET8	010463661	DE0004500558
Bonds, euro 9.75% due 2003	P8055KEQ4	010419328	DE0003538914
Bonds, euro 10.25% due 2007	P8055KEZ4	010632471	DE0004509005
Bonds, euro 15% 2000-2001 and 8% 2002-2008 due 2008	P8055KCZ6	009474447	DE0002923851
Bonds, euro 9.5% due 2004	P8055KDB8	009491929	DE0002929452
Bonds, euro 9% due 2009	P8055KDT9	009746064	DE0003045357
Bonds, euro 8.5% due 2004	P8055KDY8	009871608	DE0003089850
Bonds, euro 9.25% due 2002	P8055KEH4	010254680	DE0003527966
Bonds, Swiss franc 7% due 2003		007109873	CH0005458101
Bonds, euro 8% due 2002		009519882	IT0006527292
Bonds, euro EURIBOR + 4% due 2003		010016819	IT0006529769
Samurai Bonds, Japanese yen 5% due 2002		007225113 007225156	JP503200ASC0
Samurai Bonds, (Series 5) 5.40% due 2003		010551528 010551544	JP503200AWC2
Samurai Bonds, Japanese yen (Series 6) 5.125% due 2004		011249965 011249884	JP503200A061
Samurai Bonds, Japanese yen (Series 7) 4.85% 2000-2005		011732127 011732003	JP503200A095
Discount Bonds, German deutsche mark DEM L+0.8125% due 2023		004327080	DE0004103015
Par Bonds, German deutsche mark DEM 5.87% due 2023		004327098	DE0004103007
Global Bonds, Argentine peso 10% 2001-2004 and 12% 2004-2008 due 2008		013027846	XS0130278467
Global Bonds, euro 8.125% due 2008	P8055KBX2	008633347	XS0086333472
Global Bonds, 7% 2001-2004 and 15.5% 2004-2008 due 2008	040114GF1	013027897	US040114GF14
Global Bonds, U.S. dollar 12.25% due 2018	040114GG9	013027935	US040114GG96
Global Bonds, U.S. dollar 12% due 2031 (capitalized)	040114GH7	013027994	US040114GH79
Discount Bonds, U.S. dollar L+0.8125% due 2023 (BR) and (RG)	P04981BQ1	004311817	XS0043118172 XS0043118339
Par Bonds, U.S. dollar 6% due 2023 (BR) and (RG)	P04981BN8	004311914	XS0043119147 XS0043119576
Bonds, U.S. dollar floating rate L + 0.8125% (BR) and (RG)	P04981CE7	004312023	XS0043120236 XS0043120582 XS0043120822
Global Bonds, U.S. dollar 8.375% due 2003	040114AH3	004785428	US040114AH34
Alternative Participation Instruments, U.S. dollar 4% due 2013		001522990	XS0015229908
Global Bonds, U.S. dollar 11% due 2006	040114AN0	007022140	US040114AN02
Global Bonds, U.S. dollar 11.375% due 2017	040114AR1	007321473	US040114AR16
Global Bonds, U.S. dollar 9.75% due 2027	040114AV2	008010129	US040114AV28
Adjustable Margin Bonds, U.S. dollar due November 2002 (Span 02)	040114AW0	008307385	US040114AW01

Bonds, U.S. dollar variable rate due 2005 (FRAN)	040114AX8	008607184	US040114AX83
Global Bonds, U.S. dollar amortizing 8.875% due 2029	040114BD1	009529985	US040114BD11
Global Bonds, U.S. dollar 11% due 2005	040114AZ3	009272780	US040114AZ32
Global Bonds, U.S. dollar 12.125% due 2019	040114BC3	009515755	US040114BC38
Global Bonds, U.S. dollar 11.75% due 2009	040114BE9	009639713	US040114BE93
Global Bonds, U.S. dollar zero-coupon due October 2003 (Series E)	040114BK5	010302960	US040114BK53
Global Bonds, U.S. dollar zero-coupon due October 2004 (Series F)	040114BL3	010302978	US040114BL37
Global Bonds, U.S. dollar 10.25% due 2030	040114GB0	011453040	US040114GB00
Global Bonds, U.S. dollar 12% due 2031	P8055KGV1	012370750	USP8055KGV19
Global Bonds, U.S. dollar 12.375% due 2012	040114GD6	012425040	US040114GD65
Global Bonds, U.S. dollar 12% due 2020	040114FB1	010730554	US040114FB19
Global Bonds, U.S. dollar 11.375% due 2010	040114FC9	010909899	US040114FC91
Global Bonds, U.S. dollar 11.75% due 2015	040114GA2	011259197	US040114GA27
Bonds, Spanish peseta 7.5% due 2002	P04981EP0	007611960	ES0273541013
Bonds, euro 14% 2000-2001 and 8% 2002-2008 due 2008		009611215	DE0002966900
Bonds, euro 10% 1999-2001 and 8% 2002-2008 due 2008 (fungible)		010345758	XS0103457585
Bonds, 1992 (Bonex 92)			ARARGE030122
Bonds, 1992 (Bonex 92) March 2002 interest coupon			ARARGE044404
Bontes, 9.9375% due 2027			ARARGE032136
Bontes, 11.25% due 2004			ARARGE032409
Bontes, 11.75% due 2006			ARARGE033076
Bontes, 11.75% due 2003			ARARGE032573
Bontes, 12.125% due 2005			ARARGE032581
Bontes, 8.75% due 2002			ARARGE031633
Bontes, variable rate ENCUESTA+ 3.2% due 2003			ARARGE032086
Bono del Gobierno Nacional, 9% due 2002 (RML)			ARARGE033233
Pagaré o Bono del Gobierno Nacional, variable rate ENCUESTA + 5.8% due 2006			ARARGE033340
Bono Pagaré, Series A ENCUESTA + 5.8% due 2002			ARARGE033449
Bono Pagaré, Series B BADLAR + 3% due 2002			ARARGE033456
Bono Pagaré, Series C BADLAR + 0.75% due 2002			ARARGE033464
Bono Pagaré, Series III ENCUESTA + 4% due 2002			ARARGE032714

Bono Pagaré, Series IV ENCUESTA + 3.3% due 2002		ARARGE032862
Bono Pagaré, Series V ENCUESTA + 5.8% due 2002		ARARGE032953
Bono Pagaré, Series VI ENCUESTA + 4.35% due 2004		ARARGE033084
Pagaré, fixed rate Series I 14.75% due 2002 (HEXAGON II)		ARARGE03D206
Pagaré, fixed rate Series II 14.75% due 2002 (HEXAGON III)		ARARGE03D214
Pagarés, U.S. dollar floating rate BADLAR + 4.5% due 2006 (RADAR III)		ARARGE033415
Pagarés, U.S. dollar floating rate BADLAR + 4.5% due 2006 (RADAR IV)		ARARGE033431
Pagarés, U.S. dollar floating rate BADLAR + 4% due 2005 (HEXAGON IV)		ARARGE033522
Pagarés, U.S. dollar floating rate Series I BADLAR + 4.5% due 2007 (CELTIC I)		ARARGE033472
Pagarés, U.S. dollar floating rate Series I BADLAR + 4.05% due 2003 (RADAR I)		ARARGE033266
Pagarés, U.S. dollar floating rate Series II BADLAR + 4.05% due 2003 (RADAR II)		ARARGE033274
Pagarés, U.S. dollar floating rate Series II BADLAR + 4.5% due 2007 (CELTIC II)		ARARGE033480
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pre 6)		ARARGE033183
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4)	004590619	ARP04981DG19
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon January 2002		ARARGE043901
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon February 2002		ARARGE044032
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pre 4) Amortizing Payment Coupon March 2002		ARARGE044198
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2)	004309979	ARP04981BA66
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon January 2002		ARARGE043927
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon February 2002		ARARGE044008
Debt Consolidation Bonds, U.S. dollar 1st Series (Pro 2) Amortizing Payment Coupon March 2002		ARARGE044164

Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4)	009172521	ARARGE031773
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon December 2001		ARARGE043877
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon January 2002		ARARGE044073
Debt Consolidation Bonds, U.S. dollar 2nd Series (Pro 4) Amortizing Payment Coupon February 2002		ARARGE044230
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pro 6)	009650636	ARARGE032177
Debt Consolidation Bonds, U.S. dollar 3rd Series (Pro 6) Amortizing Payment Coupon January 2002		ARARGE043851
Debt Consolidation Bonds, U.S. dollar 4th Series (Pro 8)		ARARGE033191
Debt Consolidation Bonds, U.S. dollar 5th Series (Pro 10)		ARARGE033217
Debt Consolidation Bonds, U.S. dollar 5th Series (Pro 10) Interest Coupon		ARARGE043836
Treasury Bonds, capitalized interest 11.49128% 2000-2020		ARARGE03D222
Capitalized Certificates, U.S. dollar 10.5% 1998-2018		ARARGE03D230
Hydrocarbon Royalties Restructuring Bonds	007821859	ARARGE030114
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons January 2002		ARARGE044081
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons February 2002		ARARGE043992
Hydrocarbon Royalties Restructuring Bonds, Amortizing Payment Coupons March 2002		ARARGE044156
Ferrobonos		ARARGE030056
Letra del Tesoro 90 due March 2002		ARARGE033134
Letra del Tesoro 105 due February 2002		ARARGE033738
Letra del Tesoro 106 due March 2002		ARARGE033746
Letra del Tesoro 108 due February 2002		ARARGE033795
Letra del Tesoro 109 due March 2002		ARARGE033803
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3)	004590520	ARP04981DH91
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due January 2002		ARARGE043893
Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due February 2002		ARARGE044057

Debt Consolidation Bonds, Argentine peso 2nd Series (Pre 3) Amortizing Payment Coupon due March 2002		ARARGE044214
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1)	004316347	ARP04981BV04
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due January 2002		ARARGE043919
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due February 2002		ARARGE044016
Debt Consolidation Bonds, Argentine peso 1st Series (Pro 1) Amortizing Payment Coupon due March 2002		ARARGE044172
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3)	013035997	ARARGE031781
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due December 2001		ARARGE043885
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due January 2002		ARARGE044065
Debt Consolidation Bonds, Argentine peso 2nd Series (Pro 3) Amortizing Payment Coupon due February 2002		ARARGE044222
Debt Consolidation Bonds, Argentine peso 3rd Series (Pro 5)	009592342	ARARGE032185
Debt Consolidation Bonds, Argentine peso 3rd Series (Pro 5) Amortizing Payment Coupon due January 2002		ARARGE043869
Debt Consolidation Bonds, Argentine peso 5th Series (Pro 9)		ARARGE033225
Debt Consolidation Bonds, Argentine peso 5th Series (Pro 9) Payment Coupon due January 2002		ARARGE043844
Letes Bice due July 2002		ARARGE03D248
Derechos Creditorios		ARARGE03D255